Exhibit 99.2
GigaCloud Technology Inc Announces New $111 Million Share Repurchase Program
EL MONTE, Calif., August 18, 2025 -- GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced—on the third anniversary of its IPO—that its Board of Directors has authorized a new share repurchase program to repurchase up to $111 million of its Class A ordinary shares over the next three years. The program goes into effect on August 17, 2025 while the previous program is terminated.
“We are very pleased to report that our share price has appreciated by 163% since our $41 million IPO in 2022 (as of August 15, 2025),” said Larry Wu, Founder, Chief Executive Officer and Chairman. “This performance reflects our strong execution and the market’s recognition of our strategy. Since going public, we have returned nearly $71 million to shareholders through buybacks. In addition to enhancing shareholder value, we view share repurchases as a strategic tool to help reduce excessive stock price volatility when necessary, as we have seen such volatility negatively impact our shareholders’ interests. We remain steadfast in our focus on enhancing long-term shareholder value.”
“The program is supported by our strong balance sheet, including zero debt and consistent positive operating cashflows,” said Erica Wei, Chief Financial Officer. “This disciplined approach allows us to return capital to shareholders while maintaining flexibility for strategic initiatives that support long-term growth.”
Under the share repurchase program, the Company may buy its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof, or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors. The Company’s Board of Directors will review the share repurchase program periodically, and may modify, suspend or terminate the share repurchase program at any time. The Company plans to fund repurchases from its existing cash balance.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in

January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations – ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com